Exhibit 99.2

BioScrip, Inc.

Exchange Offer
to holders of its

10 1/4% Senior Notes due 2015

NOTICE OF GUARANTEED DELIVERY

As set forth in (i) the Prospectus, dated          , 2010 (the “Prospectus”), BioScrip, Inc. (the “Issuer”) and Applied Health Care, LLC, BioScrip Infusion Management, LLC, BioScrip Infusion Services, Inc., BioScrip Infusion Services, LLC, BioScrip Nursing Services, LLC, BioScrip PBM Services, LLC, BioScrip Pharmacy (NY), Inc., BioScrip Pharmacy Services, Inc., BioScrip Pharmacy, Inc., Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy, Cedar Creek Home Health Care Agency, Inc., Chronimed, LLC, CHS Holdings, Inc. f/k/a/ Camelot Acquisition Corp., Critical Homecare Solutions, Inc., Deaconess Enterprises, LLC, Deaconess HomeCare, LLC, East Goshen Pharmacy, Inc., Elk Valley Health Services, Inc., Elk Valley Home Health Care Agency, Inc., Elk Valley Professional Affiliates, Inc., Gericare, Inc., Infusion Partners of Brunswick, LLC, Infusion Partners of Melbourne, LLC, Infusion Partners LLC, Infusion Solutions, Inc., Knoxville Home Therapies, LLC, National Health Infusion, Inc., Natural Living, Inc. d/b/a BioScrip Pharmacy, New England Home Therapies, Inc., Option Health, Ltd., Professional Home Care Services, Inc., Regional Ambulatory Diagnostics, Inc., Scott-Wilson, Inc., South Mississippi Home Health, Inc., South Mississippi Home Health, Inc.- Region I, South Mississippi Home Health, Inc.- Region II, South Mississippi Home Health, Inc.- Region III, Specialty Pharma, Inc. and Wilcox Medical, Inc. (together, the “Guarantors”) under “The Exchange Offer — Guaranteed Delivery Procedures” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantors to exchange up to $225,000,000 in principal amount of the Issuer’s new 10 1/4% Senior Notes due 2015 for $225,000,000 in principal amount of the Issuer’s 10 1/4% Senior Notes due 2015 (the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Old Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by facsimile transmission, mail or hand to the Exchange Agent.

To: U.S. Bank National Association (the “Exchange Agent”)

By Mail, Hand or Courier:

U.S. Bank National Association
Corporate Trust Services
Attn: Specialized Finance
60 Livingston Avenue
St. Paul, MN 55107

By Facsimile: (651) 495-8158 Attention: Specialized Finance	Confirm by Telephone: 1-800-934-6802

For information on other offices or agencies of the Exchange Agent where Old
Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related
Letter of Transmittal, tenders can only be made
through the Automated Tender Offer Program of The Depositary Trust Company (“DTC”) by DTC
participants and Letters of Transmittal can only be accepted by means of an Agent’s Message.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

Principal Amount of Old Notes
Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented
by Old Notes Certificate(s):

Account Number:

Name(s) in which Old Notes Registered:

Date:

Sign Here

Signature(s):

Please Print the Following Information

Name(s):

Address(es):

Area Code and Tel. No(s).:

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

GUARANTEE

The undersigned, a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated: